EXHIBIT 4.1

BENEFICIAL ALABAMA INC., BENEFICIAL CALIFORNIA INC., BENEFICIAL COLORADO INC., BENEFICIAL CONSUMER DISCOUNT COMPANY,

BENEFICIAL DELAWARE INC., BENEFICIAL FLORIDA INC.,

BENEFICIAL HAWAII INC., BENEFICIAL HOMEOWNER SERVICE CORPORATION,

BENEFICIAL IDAHO INC., BENEFICIAL ILLINOIS INC., BENEFICIAL INDIANA INC., BENEFICIAL IOWA INC., BENEFICIAL KANSAS INC., BENEFICIAL KENTUCKY INC.,

BENEFICIAL LOAN AND THRIFT CO., BENEFICIAL LOUISIANA INC.,

BENEFICIAL MAINE INC., BENEFICIAL MASSACHUSETTS INC., BENEFICIAL MICHIGAN INC., BENEFICIAL MORTGAGE CO. OF ARIZONA, BENEFICIAL MORTGAGE CO. OF CONNECTICUT, BENEFICIAL MORTGAGE CO. OF GEORGIA, BENEFICIAL MORTGAGE CO. OF MARYLAND, BENEFICIAL MORTGAGE CO. OF MISSOURI, INC., BENEFICIAL MORTGAGE CO. OF NEVADA, BENEFICIAL MORTGAGE CO. OF NEW HAMPSHIRE, BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA, BENEFICIAL MORTGAGE CO. OF UTAH, BENEFICIAL MORTGAGE CO. OF VIRGINIA, BENEFICIAL MORTGAGE CORPORATION, BENEFICIAL NEBRASKA INC., BENEFICIAL NEW JERSEY INC., BENEFICIAL NEW MEXICO INC., BENEFICIAL OHIO INC., BENEFICIAL OKLAHOMA INC., BENEFICIAL OREGON INC., BENEFICIAL RHODE ISLAND INC., BENEFICIAL SOUTH CAROLINA INC., BENEFICIAL SOUTH DAKOTA INC., BENEFICIAL TENNESSEE INC., BENEFICIAL TEXAS INC., BENEFICIAL WASHINGTON INC., BENEFICIAL WEST VIRGINIA, INC., BENEFICIAL WISCONSIN INC., BENEFICIAL WYOMING INC., HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY, HOUSEHOLD FINANCE CORPORATION II, HOUSEHOLD FINANCE CORPORATION III, HOUSEHOLD FINANCE CORPORATION OF ALABAMA

HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA, HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK, HOUSEHOLD FINANCIAL CENTER INC., HOUSEHOLD INDUSTRIAL FINANCE COMPANY, HOUSEHOLD REALTY CORPORATION, and MORTGAGE ONE CORPORATION

as Sellers

and

HSBC HOME EQUITY LOAN CORPORATION II

as Depositor

HOME EQUITY LOAN PURCHASE AGREEMENT

DATED APRIL 26, 2007

Exhibit A	Form of Settlement Statement
Schedule 1	Jurisdictions of Organization
Schedule 2	Home Equity Loan Schedule

HOME EQUITY LOAN PURCHASE

AGREEMENT

HOME EQUITY LOAN PURCHASE AGREEMENT, dated April 26, 2007, by and among BENEFICIAL ALABAMA INC., BENEFICIAL CALIFORNIA INC., BENEFICIAL COLORADO INC., BENEFICIAL CONSUMER DISCOUNT COMPANY, BENEFICIAL DELAWARE INC., BENEFICIAL FLORIDA INC., BENEFICIAL HAWAII INC., BENEFICIAL HOMEOWNER SERVICE CORPORATION, BENEFICIAL IDAHO INC., BENEFICIAL ILLINOIS INC., BENEFICIAL INDIANA INC., BENEFICIAL IOWA INC., BENEFICIAL KANSAS INC., BENEFICIAL KENTUCKY INC., BENEFICIAL LOAN AND THRIFT CO., BENEFICIAL LOUISIANA INC., BENEFICIAL MAINE INC., BENEFICIAL MASSACHUSETTS INC., BENEFICIAL MICHIGAN INC., BENEFICIAL MORTGAGE CO. OF ARIZONA, BENEFICIAL MORTGAGE CO. OF CONNECTICUT, BENEFICIAL MORTGAGE CO. OF GEORGIA, BENEFICIAL MORTGAGE CO. OF MARYLAND, BENEFICIAL MORTGAGE CO. OF MISSOURI, INC., BENEFICIAL MORTGAGE CO. OF NEVADA, BENEFICIAL MORTGAGE CO. OF NEW HAMPSHIRE, BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA, BENEFICIAL MORTGAGE CO. OF UTAH, BENEFICIAL MORTGAGE CO. OF VIRGINIA, BENEFICIAL MORTGAGE CORPORATION, BENEFICIAL NEBRASKA INC., BENEFICIAL NEW JERSEY INC., BENEFICIAL NEW MEXICO INC., BENEFICIAL OHIO INC., BENEFICIAL OKLAHOMA INC., BENEFICIAL OREGON INC., BENEFICIAL RHODE ISLAND INC., BENEFICAL SOUTH CAROLINA INC., BENEFICIAL SOUTH DAKOTA INC., BENEFICIAL TENNESSEE INC., BENEFICIAL TEXAS INC., BENEFICIAL WASHINGTON INC., BENEFICIAL WEST VIRGINIA, INC., BENEFICIAL WISCONSIN INC., BENEFICIAL WYOMING INC., HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY, HOUSEHOLD FINANCE CORPORATION II, HOUSEHOLD FINANCE CORPORATION III, HOUSEHOLD FINANCE CORPORATION OF ALABAMA, HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA, HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA, HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK, HOUSEHOLD FINANCIAL CENTER INC., HOUSEHOLD INDUSTRIAL FINANCE COMPANY, HOUSEHOLD REALTY CORPORATION, and MORTGAGE ONE CORPORATION and any of their successors (the “Sellers”), and HSBC HOME EQUITY LOAN CORPORATION II (the “Depositor”).

W I T N E S S E T H;

WHEREAS, the Depositor desires from time to time to purchase certain Home Equity Loans due to the Sellers under certain Mortgage Files of the Sellers;

WHEREAS, the Sellers desire from time to time to sell the existing balances and other related rights under certain Home Equity Loans to the Depositor upon the terms and conditions hereinafter set forth;

WHEREAS, it is contemplated that the Home Equity Loans purchased hereunder will be transferred by the Depositor to U.S. Bank National Association, a national banking

1

association, not in its individual capacity but solely as trustee (the “Trustee”), of HSBC Home Equity Loan Trust (USA) 2007-1 (the “Trust”) in connection with the issuance of certain Certificates;

WHEREAS, it is contemplated that pursuant to the Transfer Agreement, the Sellers will sell contemporaneously with the sale of the Home Equity Loans hereunder, all their additional right, title and interest in and to the Related Documents to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders; and

WHEREAS, the Sellers agree that all covenants and agreements made by the Sellers herein with respect to the Home Equity Loans shall also be for the benefit of the Trust and the Certificateholders;

NOW, THEREFORE, it is hereby agreed by and between the Depositor and the Sellers as follows:

ARTICLE I

DEFINITIONS

Section 1.1.    Definitions. All capitalized terms used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not otherwise defined herein or therein, shall have the meaning ascribed thereto in (a) the Pooling and Servicing Agreement of even date herewith among the Depositor, HSBC Finance Corporation, as Servicer (the “Servicer”), HSBC Bank USA, National Association, as Administrator and the Trustee (the “Pooling and Servicing Agreement”, which shall include all amendments thereto), as applicable, whenever used herein or therein; in addition, the following words and phrases shall have the following meanings:

“Agreement” shall mean this Home Equity Loan Purchase Agreement and all amendments hereof and supplements hereto.

“Appointment Date” shall have the meaning specified in Section 8.2.

“Closing Date” shall mean April 26, 2007.

“Conveyances” shall have the meaning specified in Section 2.1(a).

“Conveyance Papers” shall have the meaning specified in Section 4.1(c).

“Dissolution Event” shall have the meaning specified in Section 8.2.

“Home Equity Loans” shall mean those home equity loans listed on Schedule 2 hereto.

“Purchased Assets” shall have the meaning set forth in Section 2.1(a).

“Purchase Price” shall have the meaning set forth in Section 3.1.

“Related Documents” shall have the meaning set forth in Section 2.1(a).

“Repurchase Price” shall have the meaning set forth in Section 6.1(b).

“Settlement Statement” shall mean a document substantially in the form of Exhibit A hereto.

“Transfer Agreement” shall mean the Transfer Agreement of even date herewith with respect to the Transferred Assets among the Sellers, as sellers, and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee of HSBC Home Equity Loan Trust (USA) 2007-1, and all amendments thereto.

“Transferred Assets” shall have such meaning specified in the Transfer Agreement.

Section 1.2.     Other Definitional Provisions. (a) All terms defined in this Agreement shall have the same meanings defined when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

(b)      The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

(c)       All determinations of the principal or finance charge balance of Home Equity Loans, and of any collections thereof, shall be made in accordance with the Pooling and Servicing Agreement.

ARTICLE II

PURCHASE AND CONVEYANCE OF LOAN BALANCES

Section 2.1.      Purchase. (a) Each Seller does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse, on each Transfer Date, all of its right, title and interest in, to and under (i) the unpaid principal balances of the related Home Equity Loans as of the related Cut-Off Date, (ii) all monies due and/or to become due and all amounts received with respect thereto after such Cut-Off Date (including, without limitation, all Principal Collections and Interest Collections thereon), (iii) all property which secured such Home Equity Loans and which had been acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance proceeds related to such Home Equity Loans, and (v) all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC as in effect in the State of Illinois) of any of the foregoing. Each Seller also agrees that it shall, upon the request of the Depositor, to the extent of the availability thereof, sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse, all of its right, title and interest in, to and under

(1) the unpaid principal balance of each Eligible Substitute Home Equity Loan as of the applicable Transfer Date, (2) all monies due and/or to become due and all amounts received with respect thereto after the applicable Transfer Date (including, without limitation, all Principal Collections and Interest Collections thereon), (3) all property which secured such Eligible Substitute Home Equity Loan and which had been acquired by foreclosure or deed in lieu of foreclosure, (4) all insurance proceeds related to the Eligible Substitute Home Equity Loans, and (5) all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC as in effect in the State of Illinois) of any of the foregoing. All of the assets and rights transferred and to be transferred pursuant to this Section 2.1(a) are hereinafter referred to collectively as the “Purchased Assets” and the sales, transfers, assignments and conveyances of the Purchased Assets contemplated by this Section 2.1(a) are hereinafter referred to collectively as the “Conveyances”. The Purchased Assets shall not include any right to enforce payment of the Mortgage Files and other instruments, documents and agreements relating to the Home Equity Loans (the “Related Documents”). In the event the transactions set forth herein are characterized by a court of competent jurisdiction as a pledge or a secured financing rather than a sale, each Seller shall be deemed to have granted to the Depositor, and hereby does grant to the Depositor, a security interest in all of such Seller’s right, title and interest in, to and under the Purchased Assets, whether now owned or hereafter acquired, in order to secure all of such Seller’s obligations hereunder. For purposes of each such transfer, this Agreement shall constitute a security agreement under applicable law. With respect to the Purchased Assets sold by each Seller to the Depositor, the Seller shall (and the Servicer shall cause the Seller to) file as promptly as practicable, but in no event later than 10 days following the Closing Date, in the appropriate public filing office or offices UCC-1 financing statements and continuation statements describing such Purchased Assets and naming such Seller as the debtor and the Depositor as secured party, file appropriate continuation statements thereto, file amendments thereto in the case of a name change or change in corporate structure and file appropriate additional UCC financing statements, if any, if such Seller changes its jurisdiction of organization.

(b)      In further consideration of the Purchase Price set forth in Section 3.1, each Seller hereby agrees to assign to the Trustee, on behalf of the Trust, all of its right, title and interest in and to the Mortgage Files evidencing and securing the Home Equity Loans, and all other Related Documents, pursuant to the terms of the Transfer Agreement.

(c)       In connection with the Conveyances and in compliance with the Transfer Agreement, each Seller agrees and confirms that it is entitled to retain possession of the applicable Mortgage Files and other Related Documents as long as (i) the long-term senior unsecured debt of HSBC Finance Corporation is assigned ratings of at least “BBB” by Fitch, “Baa3” by Moody’s and “BBB-” by Standard & Poor’s (or such lower rating acceptable and assigned by Moody’s, Standard & Poor’s and Fitch) and (ii) such Seller remains an Affiliate of HSBC Finance. At such time as either of the conditions specified in the preceding sentence is not satisfied, as promptly as practicable, but in no event more than 90 days thereafter in the case of clause (i) below and 60 days in the case of clause (ii) below, each Seller shall (i) either (x) record an Assignment of Mortgage in favor of the Trustee, on behalf of the Trust (which may be a blanket assignment if permitted by applicable law), with respect to each of the Home Equity Loans being serviced by such Seller in the appropriate real property or other records or (y) deliver to the Trustee the assignment of such Mortgage in favor of the Trustee, on behalf of the Trust, in form for recordation, together with an Opinion of Counsel addressed to the

Trustee to the effect that recording is not required to protect the Trust’s right, title and interest in and to the related Home Equity Loans or to perfect a first priority security interest in favor of the Trustee, on behalf of the Trust, in the related Home Equity Loans, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies and the Trustee as evidenced by each in writing and (ii) unless an Opinion of Counsel, reasonably acceptable to each of the Rating Agencies and the Trustee as evidenced by each in writing, is delivered to the Trustee to the effect that delivery of the Mortgage Files is not necessary to protect the Trust’s right, title and interest in and to the related Home Equity Loans or to perfect a first priority security interest in favor of the Trustee, on behalf of the Trust, in the related Home Equity Loans that will be prior to all other present or future claims in the related Home Equity Loans, deliver the related Mortgage Files to the Trustee to be held by the Trustee in trust for the use and benefit of all present and future Certificateholders. Furthermore, each Seller hereby acknowledges that in the event that any loss is suffered by the Trustee in respect of a Home Equity Loan purchased by the Depositor as a result of such Seller’s retention of the Related Documents, such Seller will repurchase such Home Equity Loan from the Depositor simultaneously on or immediately after the Depositor repurchases such Home Equity Loan from the Trustee in accordance with the terms of the Pooling and Servicing Agreement.

(d)      In connection with the Conveyances, each Seller agrees (i) to record and file, at its own expense, any financing statement (and continuation statements with respect to such financing statements when applicable) with respect to the Home Equity Loans now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyances of such Purchased Assets from such Seller to the Depositor, (ii) such financing statement shall name the appropriate Seller, as seller, and the Depositor, as purchaser, of the Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to the Depositor (or to the Trustee, if the Depositor so directs) promptly upon becoming available after the Closing Date with respect to the Home Equity Loans.

(e)       Computer records are the customary and principal means by which the Sellers and the Depositor record the ownership of mortgage loans and other consumer receivables which HSBC Finance and its affiliates originate, own or service. Therefore, in connection with such Conveyances and in connection with each Seller’s transfers under the Transfer Agreement, each Seller further agrees that it will, at its own expense, on or prior to the applicable Transfer Date with respect to the related Home Equity Loans and on or prior to the applicable Transfer Date with respect to the Eligible Substitute Home Equity Loans (i) indicate in its or its agent’s computer files or microfiche lists that the applicable Mortgage Files and Related Documents have been sold to the Trustee, on behalf of the Trust, pursuant to the Transfer Agreement and the Purchased Assets related to the Home Equity Loans listed in Schedule 2 to this Agreement have been conveyed to the Trustee, on behalf of the Trust, pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders by including an appropriate code for such Home Equity Loans in such computer file and microfiche list and (ii) deliver to the Depositor (or to the Trustee, if the Depositor so directs) a computer file or electronic or magnetic tape list containing a true and complete list of all such Home Equity Loans specifying for each such Home Equity Loan, as of the related Cut-Off Date with respect to such Home Equity Loan and as of the applicable Transfer Date with respect to each such Eligible Substitute Home Equity Loan, (a) the account number, (b) the aggregate unpaid principal amount thereof, (c) the Loan Rate, (d) the lien position of the related Mortgage, and (e) the CLTV. Such computer file or microfiche list shall be marked as Schedule 2 to this Agreement, shall be delivered to the Depositor (or to the Trustee, if so directed by the Depositor) as proprietary and confidential, and is hereby incorporated into and made a part of this Agreement. Each Seller further agrees to make the same indications in its or its agent’s computer files and the same deliveries to the Trustee as set forth in clauses (i) and (ii) of this Section 2.1(e) with respect to Eligible Substitute Home Equity Loans purchased by the Depositor and transferred to the Trustee, on behalf of the Trust, and agrees not to alter the code referenced in clause (i) of this paragraph with respect to any of the Home Equity Loans purchased by the Depositor during the term of this Agreement unless and until (x) the related Home Equity Loans have been reconveyed to the appropriate Seller or (y) the interest of the Trustee in the related Home Equity Loans has been released in accordance with the terms of the Pooling and Servicing Agreement. Prior to the earlier of the reconveyance of the related Home Equity Loans to the appropriate Seller, or the assignment of the Mortgage Documents and delivery of the Mortgage Loan Files to the Trustee pursuant to the Transfer Agreement, the aforementioned computer files shall be the register for ownership of the Purchased Assets. Prior to the delivery by the registered owner to the Seller of the Trustee’s assignment of a Home Equity Loan, the Subservicer, Servicer, the Depositor, and each Seller may treat the Person registered in such computer records as the owner of the Purchased Assets for all purposes hereunder. In addition, each Seller shall maintain in its internal written records documents which indicate that the Purchased Assets have been sold to the Depositor pursuant to this Agreement and that the Transferred Assets have been sold to the Trustee, on behalf of the Trust, pursuant to the Transfer Agreement. Furthermore, the Depositor shall maintain in its internal written records documents which indicate that the Purchased Assets have been sold to the Trustee, on behalf of the trust, pursuant to the Pooling and Servicing Agreement.

(f)       The parties hereto intend that the conveyance to the Depositor of each Seller’s right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or right of others from the Sellers to the Depositor and that the Purchased Assets shall not be part of the applicable Seller’s estate in the event of the insolvency of such Seller or a conservatorship, receivership or similar event with respect thereto.

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.1.      Purchase Price. The Purchase Price for the Purchased Assets relating to the Home Equity Loans to be conveyed hereunder shall be payable on the Transfer Date and shall be an amount equal to the principal amount of such Home Equity Loans as of the applicable Cut-Off Date, as adjusted for the aggregate impact of applicable servicing fees, costs of funds, market conditions and expected losses (calculated on an historical basis), among other items. The Purchase Price for any Eligible Substitute Home Equity Loans conveyed to the Depositor under this Agreement shall be payable as of the Transfer Date thereof by the Depositor for a price, in each case, equal to the aggregate principal amount of such Eligible Substitute

Home Equity Loans so conveyed, adjusted in the same manner as the purchase price for the Home Equity Loans conveyed on any Transfer Date.

Section 3.2.       Settlement. On each Determination Date, each Seller shall deliver to the Depositor a Settlement Statement in substantially the form of Exhibit A, showing the aggregate Repurchase Price of Home Equity Loans repurchased by such Seller during such Collection Period, if any, and the amount of Home Equity Loans outstanding during such Collection Period; provided, however, that on the Payment Date following the conveyance to the Depositor of any Eligible Substitute Home Equity Loans to the Depositor, each Seller shall include in such Settlement Statement the aggregate Purchase Price for its Eligible Substitute Home Equity Loans.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.       Sellers Representations and Warranties. Each Seller, severally and not jointly, hereby represents and warrants to, and agrees with, the Depositor as of the Closing Date and on each Transfer Date, that:

(a)       Organization and Good Standing of Sellers. It is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Transfer Agreement and when this Agreement and the Transfer Agreement have been executed and delivered, this Agreement and the Transfer Agreement will constitute the legal, valid and binding obligation of such Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies (whether in a proceeding at law or in equity).

(b)      Due Qualification. It is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Mortgage File relating to any Home Equity Loan unenforceable by it or the Trustee and would have a material adverse effect on its business, properties, assets or condition (financial or other).

(c)       Due Authorization. The execution, delivery and performance of this Agreement, the Transfer Agreement, and any other document or instrument delivered pursuant hereto or thereto (such other documents or instruments, collectively, the “Conveyance Papers”) and the consummation of the transactions provided for in this Agreement or any other Conveyance Papers have been duly authorized by all necessary corporate action on its part.

(d)       No Conflict. Its execution and delivery of this Agreement, the Transfer Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement, the Transfer Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement, the Transfer Agreement and the Conveyance Papers applicable to it will not violate any existing law or regulation or any order or decree of any court applicable to it or any provision of its certificate of incorporation or bylaws, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its properties are bound.

(e)       No Violation. The execution, delivery and performance of this Agreement, the Transfer Agreement and the Conveyance Papers and the fulfillment of the terms contemplated herein and therein applicable to it will materially comply with currently existing applicable laws.

(f)       No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Transfer Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Transfer Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in its judgment, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement, the Transfer Agreement or the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforcement of this Agreement, the Transfer Agreement or the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Trust under United States Federal or Illinois income tax systems.

(g)      All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by it in connection with the execution and delivery of this Agreement, the Transfer Agreement or the Conveyance Papers and the performance of the transactions contemplated by this Agreement, the Transfer Agreement or the Conveyance Papers have been obtained.

(h)       Chief Executive Office. Its chief executive office (i.e., the place from which the Seller manages the main part of its business operations) is currently located within the State of Illinois and has been located in the State of Illinois for the five years preceding the date hereof.

(i)        Jurisdiction of Organization. Its sole jurisdiction of organization and its organizational identification number, if any, is accurately set forth opposite its name on Schedule 1 hereto.

The representations and warranties set forth in this Section 4.1 shall survive the transfer and assignment of the Home Equity Loans to the Depositor and the transfer of the remaining right, title and interest under the Home Equity Loans to the Trustee, on behalf of the Trust, under the Transfer Agreement. Upon discovery by any of the Sellers or the Depositor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other parties within three Business Days following such discovery.

Section 4.2.      Representations and Warranties of the Sellers Relating to the Agreement and the Home Equity Loans.

(a)       Representations and Warranties. Each Seller (referred to individually in this Section 4.2 as “the Seller”) hereby, severally and not jointly, represents and warrants to the Depositor as of the respective Cut-Off Date with respect to each Home Equity Loan it sells (and to the extent expressly stated below at such other time) that, as to such Home Equity Loan:

(i)           This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)          This Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the applicable Home Equity Loans, all monies due or to become due with respect thereto, and all proceeds of such Home Equity Loans and all other property specified in the definition of “Purchased Assets” relating to such Home Equity Loans;

(iii)        As of the applicable Transfer Date with respect to the related Home Equity Loans, and as of the applicable Transfer Date with respect to any Eligible Substitute Home Equity Loans, the related computer file or electronic or magnetic tape list referred to in Section 2.1(e), is a true, accurate and complete listing in all material respects of all such Home Equity Loans, and the information contained therein with respect to the identity of such Home Equity Loans and other statistical information with respect thereto is true and correct in all material respects;

(iv)         The Purchased Assets related to the related Home Equity Loans as of the Transfer Date, and to the Eligible Substitute Home Equity Loans as of the applicable Transfer Date, have not been assigned or pledged, and the Seller has good and marketable title thereto, and the Seller is the sole owner and holder of such assets free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Home Equity Loans, to sell, assign or transfer the Purchased Assets pursuant to this Agreement;

(v)          Immediately prior to the Seller’s assignment of the Transferred Assets to the Trustee, on behalf of the Trust, pursuant to the Transfer Agreement, the Transferred Assets with respect to each Home Equity Loan have not been assigned or pledged, and the Seller has good and marketable title thereto, and the Seller is the sole owner and holder of the Transferred Assets relating to the Home Equity Loans free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of such Home Equity Loans, to transfer and assign the Transferred Assets pursuant to the Transfer Agreement;

(vi)         As to each Home Equity Loan, the related Mortgage is a valid and existing first or second lien (and, if such Mortgage is a second lien and HSBC Finance or any of its affiliates originated the related first lien mortgage loan, such Mortgage was not originated by HSBC Finance or any of its affiliates within 90 days of the related first lien mortgage loan), as set forth on the related computer file or electronic or magnetic tape list referred to in Section 2.1(e), on the property therein described, and the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (i) real estate taxes and special assessments not yet delinquent; (ii) any first and, if applicable, second mortgage loan secured by such Mortgaged Property and specified on the related computer file or microfiche list referred to in Section 2.1(e); (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally, and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(vii)       As of the applicable Transfer Date with respect to the related Home Equity Loans and any related Eligible Substitute Home Equity Loans, to the best knowledge of the Seller, each Mortgage is not subject to any offset, defense or counterclaim of any obligor under any Mortgage File or Mortgage;

(viii)      To the best knowledge of the Seller, as of the applicable Transfer Date with respect to the related Home Equity Loans and any related Eligible Substitute Home Equity Loans, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

(ix)         As of the applicable Transfer Date with respect to the related Home Equity Loans and any related Eligible Substitute Home Equity Loans, to the Seller’s best knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage and is in good repair;

(x)          As of the applicable Transfer Date with respect to the related Home Equity Loans and any related Eligible Substitute Home Equity Loans, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to, the lien of the related Mortgage, except (i) liens which are fully insured against by the title insurance policy referred to in clause (xiv) or (ii) liens which do not materially interfere with the collection of the Home Equity Loan upon foreclosure or otherwise;

(xi)         As of the Cut-Off Date for the Initial Home Equity Loans (or as of the applicable Transfer Date for any Eligible Substitute Home Equity Loan), no scheduled monthly payment is more than 30 days delinquent (measured on a contractual basis);

(xii)       For each Home Equity Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein (including, if applicable, an appraisal (which may be an appraisal prepared using a statistical data base));

(xiii)      As to each of the Seller’s Home Equity Loans, the related Mortgage and the related Mortgage Note at the time they were made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including, without limitation, the Home Ownership and Equity Protection Act of 1994 and all other applicable anti-predatory lending laws), equal credit opportunity or disclosure laws applicable to such Home Equity Loan;

(xiv)      A lender’s title insurance policy or binder was issued on within 60 days of the date of origination of each of the Seller’s Home Equity Loans and any Eligible Substitute Home Equity Loans in excess of $50,000, if secured by a first lien, or $100,000, if secured by a second lien (in excess of $75,000, if secured by a first lien in Oklahoma or Texas, or $100,000, if secured by a first or second lien in Iowa), and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each such Home Equity Loan as to which no title insurance policy or binder was issued;

(xv)        The related Mortgaged Property is not a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

(xvi)      As of the Cut-Off Date, the Combined Loan-to-Value Ratio for each Initial Home Equity Loan was not in excess of 106%;

(xvii)     No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Home Equity Loans or any Eligible Substitute Home Equity Loan, as applicable, transferred hereunder;

(xviii)    The Seller has not transferred Home Equity Loans with any intent to hinder, delay or defraud any of its creditors;

(xix)      The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security interest therein and each Home Equity Loan is an enforceable obligation of the related Mortgagor;

(xx)        As of the applicable Transfer Date with respect to the related Home Equity Loans and any related Eligible Substitute Home Equity Loans, the Seller has not received a notice of default of any senior mortgage loan with respect to the related Mortgaged Property that has not been cured by a party other than the Seller;

(xxi)      The Initial Home Equity Loan does not have an original term to maturity in excess of 360 months; and the Principal Balance of which, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the weighted average remaining term to maturity of the Initial Home Equity Loans on a contractual basis to be greater than 286 months;

(xxii)     Each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

(xxiii)    The Principal Balance of each Home Equity Loan, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the average Principal Balance of such Home Equity Loans to be greater than $112,684;

(xxiv)    The Principal Balance of each Home Equity Loan, when included in the Pool Balance (in each case for the Initial Home Equity Loans as of the Cut-Off Date), would not cause the weighted average percentage of the Initial Home Equity Loans secured by first liens to be less than 97.5%; and would not cause the weighted average percentage of the Initial Home Equity Loans secured by second liens to be greater than 2.5%;

(xxv)     Within 10 days of the Closing Date, each Seller will file UCC-1 financing statements in accordance with Section 2.1 hereof;

(xxvi)    The Initial Home Equity Loans were originated in accordance with HSBC Finance’s underwriting guidelines and procedures including full and reduced documentation programs;

(xxvii)   No Home Equity Loan is a High Cost Loan or Covered Loan as defined in the Standard & Poor’s LEVELS® Glossary in effect as of the Cut-Off Date and no Home Equity Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Lending Act;

(xxviii) No Home Equity Loan originated on or after November 27, 2003 is a High-Cost Home Loan, as defined by New Jersey predatory and abusive lending law effected on November 27, 2003;

(xxix)    No Home Equity Loan is a “high cost home,” “high risk home” or “predatory” loan under any other applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xxx)     With respect to each Mortgage Note, one of the following has been obtained: an appraisal on Form 1004, an appraisal on Form 2055 with interior inspection, an appraisal on Form 2055 with exterior inspection, an appraisal on any other form of uniform residential appraisal report commonly known as a full appraisal, or a valuation using an automated valuation model; and

(xxxi)    Each Home Equity Loan is a “qualified mortgage” under Section 860G(a)(3) of the Code.

(b)       Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the Purchased Assets to the Depositor. Upon discovery by either the Sellers or the Depositor of a breach of any of the representations and warranties set forth in this Section 4.2 (without regard to any limitation set forth therein concerning the knowledge of any Seller as to the facts stated therein), the party discovering such breach shall give written notice to the other party within three Business Days following such discovery. The Sellers hereby acknowledge that the Depositor intends to rely on the representations hereunder in connection with representations made by the Depositor to secured parties, assignees or subsequent transferees including but not limited to transfers made by the Depositor to the Trustee, on behalf of the Trust, pursuant to the Pooling and Servicing Agreement.

Section 4.3.     Representations and Warranties of the Depositor. As of the applicable Transfer Date and as of the Transfer Date on which the Depositor acquires the Eligible Substitute Home Equity Loans, if any, the Depositor hereby represents and warrants to, and agrees with, the Sellers that:

(a)       Organization and Good Standing. The Depositor is a corporation duly organized and validly existing solely under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver, and perform its obligations under this Agreement and the Conveyance Papers.

(b)      Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by the Depositor by all necessary corporate action on the part of the Depositor.

(c)       No Conflict. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof or thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it or its properties is bound.

(d)       No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers and the fulfillment of the terms contemplated herein and therein applicable to the Depositor will materially comply with currently existing state or federal laws applicable to the Depositor.

(e)       No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Depositor, threatened against the Depositor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality, (i) asserting the invalidity of this Agreement or the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Agreement or the Conveyance Papers, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Conveyance Papers.

(f)       All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Depositor in connection with the execution and delivery of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers or the fulfillment of the terms of this Agreement and the Conveyance Papers have been obtained.

The representations and warranties set forth in this Article IV shall survive the Conveyance of the Home Equity Loans to the Depositor and termination of the rights and obligations of the Depositor and the Sellers under this Agreement. Upon discovery by the Depositor or the Sellers of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

In connection with any conveyance by the Depositor of Purchased Assets under the Pooling and Servicing Agreement, the Depositor may request written confirmation from each Seller that the representations and warranties set forth herein are true and correct in all material respects as if made by such Seller as of the date of the Pooling and Servicing Agreement. If so requested, each Seller shall advise the Depositor in writing with respect to such representations and warranties and, except to the extent that a Seller has advised the Depositor that any such representations and warranties are not correct as of the date of the Pooling and Servicing Agreement, such representations and warranties shall be deemed remade as of the date of the Pooling and Servicing Agreement.

ARTICLE V

COVENANTS OF THE SELLERS

Section 5.1.       Sellers Covenants. Each of the Sellers hereby covenants and agrees with the Depositor as follows:

(a)       Security Interests. Except for the conveyances hereunder and to the Trustee, on behalf of the Trust, pursuant to the Transfer Agreement and subject to the transactions permitted pursuant to Section 9.5 hereof, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Home Equity Loan or the Purchased Assets, whether now existing or hereafter created, or any interest therein, and such Seller, at its expense, shall defend the right, title and interest of the Depositor in, to and under the Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor or such Seller; provided, however, that nothing in this Section 5.1(a) shall prevent or be deemed to prohibit such Seller from suffering to exist upon any of the applicable Home Equity Loans any Liens for municipal or other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if such Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(b)      Delivery of Collections. In the event that any of the Sellers receives Interest Collections or Principal Collections, the applicable Seller agrees to pay to the Depositor (or to the Servicer if the Depositor so directs) all such collections as soon as practicable after receipt thereof.

(c)       Notice of Liens. Each of the Sellers shall notify the Depositor promptly after becoming aware of any Lien on any Home Equity Loan or the Purchased Assets other than the conveyances hereunder or pursuant to the Transfer Agreement or the Pooling and Servicing Agreement.

(d)      Mortgage File Modification Guidelines. Each Seller may make changes to the terms and provisions of its respective Mortgage Files in any respect (including, without limitation, the calculation of the amount or the timing of charge-offs and the finance charges to be assessed on advances made thereunder) solely if expressly permitted by the terms of the Pooling and Servicing Agreement and applicable laws.

ARTICLE VI

REPURCHASE OBLIGATION

Section 6.1.	Reassignment of Ineligible Home Equity Loans.

(a)       In the event any representation or warranty under Section 4.2 is not true and correct in any material respect as of the date specified therein and as a result of such breach the Depositor is required to accept reassignment of Defective Home Equity Loans pursuant to Section 2.02 of the Pooling and Servicing Agreement, the applicable Seller shall accept reassignment of the Depositor’s interest in the applicable Defective Home Equity Loans on the terms and conditions set forth in Section 6.1(b).

(b)      Each Seller shall accept reassignment of any applicable Defective Home Equity Loans originally transferred by it to the Depositor on or prior to the end of the Collection Period in which such reassignment obligation arises, and shall pay for such reassigned Defective Home Equity Loans the entire principal balance thereof plus accrued and unpaid interest thereon, plus any applicable premium previously received by such Seller pursuant to Section 3.1 hereof with respect to such Home Equity Loans repurchased minus any Principal Collections credited to such Defective Home Equity Loan thereof prior to such retransfer date (the “Repurchase Price”). Upon reassignment of Defective Home Equity Loans, the Depositor shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Depositor in and to such Defective Home Equity Loans, all monies due or to become due with respect thereto and all proceeds thereof. The appropriate Sellers shall forward the Repurchase Price to the Depositor or any portion thereof to the Trustee upon the direction of the Depositor and such reassigned Defective Home Equity Loans shall be treated by the Depositor as collected in full as of the date on which the Repurchase Price therefor was received by the Depositor or the Trustee. The Depositor shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Sellers to effect the conveyance of such Defective Home Equity Loans pursuant to this subsection. The Sellers acknowledge that the Depositor has appointed the Trustee as its attorney in fact to collect the Repurchase Price and to enforce its rights hereunder.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1.       Conditions to the Depositor’s Obligations. The obligations of the Depositor to purchase the related Home Equity Loans on the applicable Transfer Date shall be subject to the satisfaction of the following conditions:

(a)       All information concerning the related Home Equity Loans provided as of the applicable Cut-Off Date shall be true and correct as of such Cut-Off Date in all material respects;

(b)      Each Seller shall have delivered to the Depositor (or to the Trustee, which the Depositor hereby directs) a computer file or electronic or magnetic tape list containing a true and complete list of all information specified in Section 2.1(e) hereof and shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

(c)       Each Seller shall have prepared for recording and filing, at its expense, any financing statement with respect to the Home Equity Loans now existing and hereafter created for the transfer of payment intangibles (as defined in Section 9-102 of the UCC as in effect in the State of Illinois) meeting the requirements of applicable state law in such manner and in such jurisdictions as would be necessary to perfect the sale of such Home Equity Loans from such Seller to the Depositor if such Home Equity Loans were deemed to constitute payment intangibles under applicable law, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trustee as agent for the Depositor;

(d)       On or before the Closing Date, the Depositor and the Trustee shall have entered into the Pooling and Servicing Agreement and the closing under the Pooling and Servicing Agreement shall take place simultaneously with the initial closing hereunder; and

(e)       All corporate and legal proceedings and all instruments and opinions in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Depositor, and the Depositor shall have received from each Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Depositor may reasonably have requested.

Section 7.2.	[Intentionally omitted].

Section 7.3.       Conditions Precedent to the Sellers’ Obligations. The obligations of each of the Sellers to sell the related Home Equity Loans on the applicable Transfer Date and to sell any Eligible Substitute Home Equity Loans on the applicable Transfer Date therefor shall, in each case, be subject to the satisfaction of the following conditions:

(a)       All representations and warranties of the Depositor contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

(b)       Payment or provision for payment of the applicable Purchase Price in accordance with the provisions of Article III hereof shall have been made; and

(c)       All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Sellers, and such Sellers shall have received from the Depositor copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as such Sellers may reasonably have requested.

ARTICLE VIII

TERM & PURCHASE TERMINATION

Section 8.1.       Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the obligations of the Depositor, the Sellers, the Servicer, the Administrator and the Trustee under the Pooling and Servicing Agreement have terminated in accordance with Article X thereof.

Section 8.2.     Purchase Termination. If any Seller voluntarily goes into liquidation or consents to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to such Seller or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against such Seller; or such Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making or suspension, a “Dissolution Event”), such Seller shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making or suspension, as the case may be (the “Appointment Date”), immediately cease to transfer new Home Equity Loans or Eligible Substitute Home Equity Loans to the Depositor and shall promptly give notice to the Depositor and the Trustee of such Dissolution Event. Notwithstanding any cessation of the transfer to the Depositor of Home Equity Loans, Home Equity Loans transferred to the Depositor prior to the occurrence of such Dissolution Event and Principal Collections and Interest Collections, insurance proceeds and other monies in respect of such Home Equity Loans whenever received, shall continue to be property of the Depositor available for transfer by the Depositor to the Trustee, on behalf of the Trust, pursuant to the Pooling and Servicing Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1.       Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Depositor and the Sellers (provided that a Seller and the Depositor may change the terms as it applies to their agreements to each other without the written consent of the other Sellers) in accordance with this Section 9.1. This Agreement and any Conveyance Papers may be amended from time to time by the Depositor and the Sellers (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers, and (iv) to change, modify, delete or add any other obligation of the Sellers or the Depositor; provided, however, that no amendment pursuant to clause (iv) of this Section 9.1 shall be effective unless the Trustee has consented thereto or the Rating Agencies have notified the Sellers and the Depositor in writing that such amendment will not result in a reduction or withdrawal of the rating of the Certificates. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

Section 9.2.    GOVERNING LAW. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.3.       Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) the Sellers, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Treasurer and (b) in the case of the Depositor, HSBC Home Equity Loan Corporation II, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Secretary (facsimile (847) 564-6366) or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 9.4.       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement or any Conveyance Papers and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Papers.

Section 9.5.       Assignment. Notwithstanding anything to the contrary contained herein, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto; provided, however, that (i) each Seller shall have the right to assign its right, title and interest, in, to and under this Agreement, to (a) any entity affiliated with HSBC Finance Corporation and (b) any other entity provided that the Trustee has consented thereto or the Rating Agencies have advised the Depositor and the Sellers that such assignment will not result in the reduction or withdrawal of the rating of the Certificates, and (ii) the Depositor shall have the right to assign this Agreement to (a) the Trustee, (b) any affiliate of HSBC Finance or (c) any other entity provided that the Rating Agencies have advised the Depositor that such assignment will not result in the reduction or withdrawal of the rating of the Certificates.

Section 9.6.      Acknowledgment and Agreement of each Seller. By execution below, each Seller expressly acknowledges and agrees that any amounts payable by such Seller to the Depositor hereunder which are to be paid by the Depositor to the Trustee, to the extent required by and pursuant to the terms of the Pooling and Servicing Agreement (including, without limitation, payments to be made under Article III, Section 6.1 and 6.2 hereof) shall be paid by such Seller, on behalf of the Depositor, directly to the Trustee. Any payment required to be made on or before a specified date in same-day funds may be made on the prior business day in next-day funds.

Section 9.7.       Further Assurances. The Depositor and each Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other parties more fully to effect the purposes of this Agreement and the Conveyance Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC (as in effect in the State of Illinois) or other law of any applicable jurisdiction.

Section 9.8        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Depositor or any Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.9.       Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10.    Binding Effect; Third-Party Beneficiaries. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 9.11.    Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

Section 9.12.    Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.13.    Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.14.    Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of any Seller submitted pursuant hereto, or contained in any assignment permitted hereunder, shall remain operative and in full force and effect and shall survive conveyance of the related Purchased Assets by the Depositor to the Trustee pursuant to the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Depositor and the Sellers have caused this Home Equity Loan Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

BENEFICIAL ALABAMA INC.

BENEFICIAL CALIFORNIA INC.

BENEFICIAL COLORADO INC.

BENEFICIAL CONSUMER DISCOUNT COMPANY

BENEFICIAL DELAWARE INC.

BENEFICIAL FLORIDA INC.

BENEFICIAL HAWAII INC.

BENEFICIAL HOMEOWNER SERVICE CORPORATION

BENEFICIAL IDAHO INC.

BENEFICIAL ILLINOIS INC.

BENEFICIAL INDIANA INC.

BENEFICIAL IOWA INC.

BENEFICIAL KANSAS INC.

BENEFICIAL KENTUCKY INC.

BENEFICIAL LOAN AND THRIFT CO.

BENEFICIAL LOUISIANA INC.

BENEFICIAL MAINE INC.

BENEFICIAL MASSACHUSETTS INC.

BENEFICIAL MICHIGAN INC.

BENEFICIAL MORTGAGE CO. OF ARIZONA

BENEFICIAL MORTGAGE CO. OF CONNECTICUT

BENEFICIAL MORTGAGE CO. OF GEORGIA

BENEFICIAL MORTGAGE CO. OF MARYLAND

BENEFICIAL MORTGAGE CO. OF MISSOURI, INC.

BENEFICIAL MORTGAGE CO. OF NEVADA

BENEFICIAL MORTGAGE CO. OF NEW HAMPSHIRE

BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA

BENEFICIAL MORTGAGE CO. OF UTAH

By: /s/ Daniel Anderson

Name: Daniel Anderson

Title: Vice President and Treasurer

BENEFICIAL MORTGAGE CO. OF VIRGINIA

BENEFICIAL MORTGAGE CORPORATION

BENEFICIAL NEBRASKA INC.

BENEFICIAL NEW JERSEY INC.

BENEFICIAL NEW MEXICO INC.

BENEFICIAL OHIO INC.

BENEFICIAL OKLAHOMA INC.

BENEFICIAL OREGON INC.

BENEFICIAL RHODE ISLAND INC.

BENEFICIAL SOUTH CAROLINA INC.

BENEFICIAL SOUTH DAKOTA INC.

BENEFICIAL TENNESSEE INC.

BENEFICIAL TEXAS INC.

BENEFICIAL WASHINGTON INC.

BENEFICIAL WEST VIRGINIA, INC.

BENEFICIAL WISCONSIN INC.

BENEFICIAL WYOMING INC.

HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY

HOUSEHOLD FINANCE CORPORATION II

HOUSEHOLD FINANCE CORPORATION III

HOUSEHOLD FINANCE CORPORATION OF ALABAMA

HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA

HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA

HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA

HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK

HOUSEHOLD FINANCIAL CENTER INC.

HOUSEHOLD INDUSTRIAL FINANCE COMPANY

HOUSEHOLD REALTY CORPORATION

MORTGAGE ONE CORPORATION

By: /s/ Daniel Anderson

Name: Daniel Anderson

Title: Vice President and Treasurer

HSBC HOME EQUITY LOAN CORPORATION II

By: /s/ David J. Hunter

David J. Hunter, Vice President and Assistant Treasurer

EXHIBIT A

to HOME EQUITY LOAN PURCHASE AGREEMENT

FORM OF SETTLEMENT STATEMENT

HOME EQUITY LOAN PURCHASE AGREEMENT

Current Settlement Date: ____________

__________________________________ (the “Seller”) and HSBC Home Equity Loan Corporation II (the “Depositor”), pursuant to the HOME EQUITY LOAN PURCHASE AGREEMENT (the “HOME EQUITY LOAN PURCHASE AGREEMENT”) dated April 26, 2007, by and among the Seller, other sellers named therein and the Depositor, do hereby agree and certify as follows:

1.            Capitalized terms used in this Settlement Statement have their respective meanings in the HOME EQUITY LOAN PURCHASE AGREEMENT. As used herein, the term “Collection Period” shall mean the Collection Period immediately preceding the calendar month in which this Settlement Statement is delivered. This Settlement Statement is being delivered pursuant to Section 3.2 of the HOME EQUITY LOAN PURCHASE AGREEMENT. References hereto to certain sections are references to the respective sections in the HOME EQUITY LOAN PURCHASE AGREEMENT.

2.            The date of this Settlement Statement is a Payment Date under the Pooling and Servicing Agreement.

3.            The Repurchase Price for any Home Equity Loans required to be repurchased by [Seller] pursuant to Section 6.1 of the Home Equity Loan Purchase Agreement with respect to the Collection Period is equal to $_______________.

BY:

ITS:

Schedule 1

JURISDICTIONS OF ORGANIZATION;

ORGANIZATIONAL IDENTIFICATION NUMBERS

Name	Jurisdiction of Organization	Organizational Identification Number (other than for State of Delaware)
BENEFICIAL ALABAMA INC.	Alabama	None
BENEFICIAL CALIFORNIA INC.	Delaware	N/A
BENEFICIAL COLORADO INC.	Delaware	N/A
BENEFICIAL CONSUMER DISCOUNT COMPANY	Pennsylvania	000276769
BENEFICIAL DELAWARE INC.	Delaware	N/A
BENEFICIAL FLORIDA INC.	Delaware	N/A
BENEFICIAL HAWAII INC.	Delaware	N/A
BENEFICIAL HOMEOWNER SERVICE CORPORATION	Delaware	N/A
BENEFICIAL IDAHO INC.	Delaware	N/A
BENEFICIAL ILLINOIS INC.	Delaware	N/A
BENEFICIAL INDIANA INC.	Delaware	N/A
BENEFICIAL IOWA INC.	Iowa	4167
BENEFICIAL KANSAS INC.	Kansas	0113746
BENEFICIAL KENTUCKY INC.	Delaware	N/A
BENEFICIAL LOAN AND THRIFT CO.	Minnesota	Q-302
BENEFICIAL LOUISIANA INC.	Delaware	N/A
BENEFICIAL MAINE INC.	Delaware	N/A
BENEFICIAL MASSACHUSETTS INC.	Delaware	N/A
BENEFICIAL MICHIGAN INC.	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF ARIZONA	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF CONNECTICUT	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF GEORGIA	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF MARYLAND	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF MISSOURI, INC.	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF NEVADA	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF NEW HAMPSHIRE	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF NORTH CAROLINA	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF UTAH	Delaware	N/A
BENEFICIAL MORTGAGE CO. OF VIRGINIA	Delaware	N/A
BENEFICIAL MORTGAGE CORPORATION	Delaware	N/A
BENEFICIAL NEBRASKA INC.	Nebraska	None
BENEFICIAL NEW JERSEY INC.	Delaware	N/A
BENEFICIAL NEW MEXICO INC.	Delaware	N/A
BENEFICIAL OHIO INC.	Delaware	N/A
BENEFICIAL OKLAHOMA INC.	Delaware	N/A
BENEFICIAL OREGON INC.	Delaware	N/A

BENEFICIAL RHODE ISLAND INC.	Delaware	N/A
BENEFICIAL SOUTH CAROLINA INC.	Delaware	N/A
BENEFICIAL SOUTH DAKOTA INC.	Delaware	N/A
BENEFICIAL TENNESSEE INC.	Tennessee	0059918
BENEFICIAL TEXAS INC.	Texas	0017008200
BENEFICIAL WASHINGTON INC.	Delaware	N/A
BENEFICIAL WEST VIRGINIA INC.	West Virginia	None
BENEFICIAL WISCONSIN INC.	Delaware	N/A
BENEFICIAL WYOMING INC.	Wyoming	198000150151
HOUSEHOLD FINANCE CONSUMER DISCOUNT COMPANY	Pennsylvania	000166331
HOUSEHOLD FINANCE CORPORATION OF ALABAMA	Alabama	None
HOUSEHOLD FINANCE CORPORATION OF CALIFORNIA	Delaware	N/A
HOUSEHOLD FINANCE CORPORATION II	Delaware	N/A
HOUSEHOLD FINANCE CORPORATION III	Delaware	N/A
HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY OF IOWA	Iowa	000173851
HOUSEHOLD FINANCIAL CENTER INC.	Tennessee	0015102
HOUSEHOLD FINANCE REALTY CORPORATION OF NEVADA	Delaware	N/A
HOUSEHOLD FINANCE REALTY CORPORATION OF NEW YORK	Delaware	N/A
HOUSEHOLD INDUSTRIAL FINANCE COMPANY	Minnesota	U-448
HOUSEHOLD REALTY CORPORATION	Delaware	N/A
MORTGAGE ONE CORPORATION	Delaware	N/A

Schedule 2

Home Equity Loan Schedule

Attached as Exhibit A to Pooling and Servicing Agreement